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                                                                    EXHIBIT 5.01

December 11, 2000


Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

Subject:         Intuit Inc.

Ladies and Gentlemen:

This opinion is provided in connection with a Form S-8 Registration Statement (the "Registration Statement") being filed by Intuit Inc. (the "Company") on or about December 11, 2000. The Registration Statement relates to the registration under the Securities Act of 1933, as amended, of 225,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"). The Shares are being registered for resale by the stockholder named in the Form S-3 Prospectus associated with the Registration Statement (the "Selling Stockholder"). The Shares were issued under two Restricted Stock Purchase Agreements dated as of January 24, 2000 (the "Restricted Stock Agreements").

For purposes of this opinion, I have examined copies of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as amended to date, (iii) the Bylaws of the Company, as amended to date, (iv) the Restricted Stock Agreements and (v) resolutions of the Board of Directors relating to the issuance of the Shares. In rendering the opinion expressed herein, I have assumed the genuineness of all signatures, the authenticity of all documents, instruments and certificates purporting to be originals, the conformity with the original documents, instruments and certificates of all documents, instruments and certificates purporting to be copies, and the legal capacity to sign of all individuals executing documents, instruments and certificates.

Based upon and subject to the foregoing, I am of the opinion that the Shares that may be sold by the Selling Stockholder pursuant to the Registration Statement are legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to all references to me in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In giving this consent, I do not admit thereby that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ VIRGINIA R. COLES

Virginia R. Coles
Assistant General Counsel and Assistant Secretary
Intuit Inc.